--------------------------------------------------------------------------------


                        INSURANCE AND INDEMNITY AGREEMENT

                                     between

                        FINANCIAL SECURITY ASSURANCE INC.


                                       and


                          ACCREDITED HOME LENDERS, INC.


                          Dated as of September 1, 1996


                                   $92,121,000
             ------------------------------------------------------
             Mortgage Loan Asset-Backed Certificates, Series 1996-1


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                    Page

INTRODUCTORY STATEMENTS

ARTICLE I    DEFINITIONS; LIMITED RECOURSE

      Section 1.01. Definitions......................................  1
      Section 1.02. Limited Recourse.................................  1

ARTICLE II   REPRESENTATIONS, WARRANTIES AND
             COVENANTS

      Section 2.01. Representations and Warranties of
           the Company...............................................  2
      Section 2.02. [Intentionally Omitted...........................  5
      Section 2.03. Affirmative Covenants of the
           Company...................................................  5
      Section 2.04. [Intentionally Omitted...........................  7
      Section 2.05. Negative Covenants of the Company................  7
      Section 2.06. [Intentionally Omitted...........................  8

ARTICLE III  THE POLICY; REIMBURSEMENT;
             INDEMNIFICATION

      Section 3.01. Issuance of the Policy...........................  8
      Section 3.02. Payment of Fees and Premium......................  8
      Section 3.03. Reimbursement and Additional Payment
           Obligation................................................  9
      Section 3.04. Indemnification.................................. 10
      Section 3.05. Subrogation...................................... 11

ARTICLE IV   FURTHER AGREEMENTS

      Section 4.01. Effective Date: Term of Agreement................ 12
      Section 4.02.  Obligations Absolute............................ 12
      Section 4.03.  Assignments; Reinsurance;
           Third-Party Rights........................................ 13
      Section 4.04.  Liability of FSA................................ 13
      Section 5.01. Events of Default................................ 14
      Section 5.02. Remedies: Waivers................................ 15

ARTICLE VI   MISCELLANEOUS

      Section 6.01. Amendments. Etc.................................. 16
      Section 6.02. Notices.......................................... 16
      Section 6.03. Payment Procedure................................ 17
      Section 6.04. Severability..................................... 17
      Section 6.05. Governing Law.................................... 17
      Section 6.06. Consent to Jurisdiction.......................... 17
      Section 6.07. Consent of FSA................................... 18


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

      Section 6.08. Counterparts..................................... 18
      Section 6.09. Trial by Jury Waived............................. 18
      Section 6.10. Limited Liability................................ 18
      Section 6.11. Entire Agreement................................. 19

APPENDIX I

DEFINITIONS


Appendix I--Definitions
Appendix II--Opinions of Counsel
Annex I--Form of Policy
Appendix A--Conditions Precedent to Issuance of the Policy

                        INSURANCE AND INDEMNITY AGREEMENT

INSURANCE AND INDEMNITY AGREEMENT (this "Agreement"), dated as of September 1, 1996, between FINANCIAL SECURITY ASSURANCE INC. ("FSA") and ACCREDITED HOME LENDERS, INC. (the "Company").

                             INTRODUCTORY STATEMENTS

      Pursuant to a Pooling and Servicing Agreement, dated as of September 1, 1996, made by and between the Company, as sponsor and master servicer, and Bankers Trust Company, as trustee (the "Trustee"), $92,121,000 Accredited Mortgage Loan Trust 1996-1 Mortgage Loan Asset-Backed Certificates, Series 1996-1, Class A-1 and Class A-2 Certificates (collectively, the "Securities"), together with Class B-1, Class B-2 and Class R Certificates, are being issued.

      The Company has requested that FSA issue a financial guaranty insurance policy guarantying certain distributions of the principal of and interest on the Securities (including any such distributions subsequently avoided as a preference under applicable bankruptcy law) upon the terms and subject to the conditions provided herein.

      The parties hereto desire to specify the conditions precedent to the issuance of the Policy by FSA, the payment of premium in respect of the Policy, the indemnity and reimbursement to be provided to FSA in respect of amounts paid by FSA under the Policy or otherwise and certain other matters.

      In consideration of the premises and of the agreements herein contained, FSA and the Company hereby agree as follows:

                                    ARTICLE I

                          DEFINITIONS; LIMITED RECOURSE

      Section 1.01. Definitions. Capitalized terms used herein shall have the meanings provided in Appendix I hereto or, if not defined in Appendix I shall have the meanings provided in the Pooling and Servicing Agreement.

      Section 1.02. Limited Recourse. Notwithstanding any provision of this Agreement to the contrary, the payment obligations of the Company set forth herein (other than those set forth in Sections 3.02 and Section 3.04) shall be non-recourse obligations and shall be payable only from monies available for such payment in accordance with the provisions of the Pooling and Servicing Agreement (except to the extent that any such payment obligation arises from a failure to perform or default of the Company or any affiliate thereof in accordance with the Pooling and Servicing Agreement or any other Transaction Document or by reason of gross negligence, willful misconduct or bad faith on the part of the Company in the performance of its duties and obligations thereunder or reckless disregard by the Company of its duties and obligations thereunder).

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 2.01. Representations and Warranties of the Company. The Company represents, warrants and covenants, as of the date hereof and as of the Date of Issuance, as follows:

            (a) Due Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the state of California. The Company is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents to which it is a party, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would, in any respect, have a material adverse effect upon the Transaction.

            (b) Power and Authority. The Company has all necessary corporate power and authority to conduct its business as currently conducted and as described in the Offering Document, to execute the Transaction Documents to which it is a party, to deliver and perform its obligations under such Transaction Documents and to consummate the Transaction.

            (c) Due Authorization. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company and do not require any additional approvals or consents or other action by, or any notice to or filing by the Company (other than filings contemplated by the Pooling and Servicing Agreement and routine filings by the Company under the Securities Exchange Act of 1934, as amended) or any affiliate thereof with, any Person, including, without limitation, any governmental entity or the Company's stockholders.

            (d) Noncontravention. Neither the execution and delivery of the Transaction Documents to which it is a party by the Company, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of such Transaction Documents,

                  (i) conflicts with or results in any breach or violation of any provision of the charter or Bylaws of the Company or any law, rule,


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

            regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Company or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Company,

                  (ii) constitutes a default by the Company under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Company is a party or by which it or any of its affiliates or their properties is or may be bound or affected, or

                  (iii) results in or requires the creation of any Lien upon or in respect of any of the Company's assets except as otherwise expressly contemplated by the Transaction Documents.

            (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting all or any of the Mortgage Loans, or the Company, or any properties or rights of the Company, pending or, to the Company's knowledge after reasonable inquiry, threatened, which, in any case, if decided adversely to the Company, would result in a Material Adverse Change with respect to the Company or a material portion of the Mortgage Loans.

            (f) Valid and Binding Obligations. The Transaction Documents to which Company is a party, when executed and delivered by the Company, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. The Securities, when executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement and, together with the Class B and Class R Certificates, will evidence the entire beneficial ownership interest in the Trust Estate.

            (g) ERISA. No Accumulated Funding Deficiency, whether or not waived, has occurred with respect to any Plan. No Plan has been terminated, and no Commonly Controlled Entity has withdrawn from any Multiemployer Plan which could result in any liability under ERISA of a Commonly Controlled Entity. No Reportable Event or other event or condition has occurred which could result in the termination of any Plan by the PBGC. No Plan has an Underfunding greater than $100,000. The aggregate amount of Underfunding for all Underfunded Plans does not exceed $100,000. The liability to which the Commonly Controlled Entities would become subject under ERISA if they were to withdraw completely from all Multiemployer Plans as of the most recent


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

      valuation date is not in excess of $100,000. The Multiemployer Plans are neither in Reorganization (as defined in Section 4241 of ERISA) nor Insolvent (as defined in Section 4245 of ERISA). The Company is in compliance in all material respects with ERISA and has not incurred and does not reasonably expect to incur any liabilities to the PBGC (other than premiums due to the PBGC) in connection with any Plan or Multiemployer Plan.

            (h) Accuracy of Information. None of the Related Documents contains any statement of a material fact with respect to the Company or the Transaction that was untrue or misleading in any material respect when made. Since the furnishing of the Related Documents, including any revisions thereto, there has been no change, nor any development or event involving a prospective change known to the Company, that would render any of the Related Documents untrue or misleading in any material respect. There is no fact known to the Company which has a material possibility of causing a Material Adverse Change with respect to the Company or a material portion of the Mortgage Loans.

            (i) Transaction Documents. Each of the representations and warranties of the Company contained in the Transaction Documents is true and correct in all material respects and the Company hereby makes each such representation and warranty to, and for the benefit of, FSA as if the same were set forth in full herein.

            (j) Compliance With Law. Etc. No practice, procedure or policy employed or proposed to be employed by the Company in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Company which, if enforced, would result in a Material Adverse Change with respect to the Company.

            (k) Compliance With Securities Laws. The offer and sale of the Securities comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, and except with respect to information provided in writing by FSA to the Underwriter and the Company (such information being limited to the information included under the caption "The Certificate Insurer" and the financial statements incorporated by reference in the Offering Document), the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Trust Estate is not required to be registered as an "investment company" under the Investment Company Act. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act.

            (l) Taxes. Any taxes, fees and other governmental charges due and payable by the Company in connection with the Transaction, the execution and delivery of the Transaction Documents and the issuance of the Securities have been paid or shall have been paid at or prior to the Date of Issuance.

            (m) Good Title: Absence of Liens: Security Interest. The Company is the owner of, and has good and marketable title to, the Mortgage Loans free and clear of all Liens and Restrictions on Transferability other than such Liens or Restrictions on Transferability as will be satisfied or removed concurrently with the transfer of the Mortgage Loans to the Trust Estate, and has full right, corporate power and lawful authority to assign, transfer and pledge the Mortgage Loans. In the event that, in contravention of the intention of the parties, the transfer of the Mortgage Loans by the Company to the Trust Estate is characterized as other than a sale, such transfer shall be characterized as a secured financing, and the Trustee shall, for the benefit of the Owners and FSA, have a valid and perfected first priority security interest in the Mortgage Loans free and clear of all Liens and Restrictions on Transferability.

            (n) Solvency; Fraudulent Conveyance. The Company is solvent and will not be rendered insolvent by the transactions contemplated by the Transaction Documents and, after giving effect to such transactions, the Company will not be left with an unreasonably small amount of capital with which to engage in its business. The Company does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Company does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Company or any of its assets. The amount of consideration being received by the Company upon the sale of the Securities to the Underwriter constitutes reasonably equivalent value and fair consideration for the interest in the Mortgage Loans evidenced by the Securities. The Company is not selling the Securities to the Underwriter, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Company's creditors.

      Section 2.02. [Intentionally Omitted].

      Section 2.03. Affirmative Covenants of the Company. The Company hereby agrees that during the Term of the Agreement, unless FSA shall otherwise expressly consent in writing:

            (a) Compliance With Agreements and Applicable Laws. The Company shall perform each of its obligations under the Transaction Documents and shall comply with all material requirements of, and the Securities shall be offered and sold in accordance with, any law, rule or regulation applicable to it or thereto, or that are required in connection with its performance under any of the Transaction Documents.

            (b) Corporate Existence. The Company shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of the state of its incorporation and duly qualified and duly authorized (as described in Sections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its articles of incorporation and bylaws.

            (c) Financial Statements; Accountants' Reports; Other Information. The Company shall keep or cause to be kept in reasonable detail books and records of account of the Company's assets and business, and shall clearly reflect therein the transfer of the Mortgage Loans to the Trust and the sale of the Securities to the Underwriter as a sale of the Company's interest in the Mortgage Loans evidenced by the Securities. The Company shall furnish or caused to be furnished to FSA:

                  (i) Promptly upon receipt thereof, copies of all reports,
            statements, certifications, schedules, or other similar items delivered to or by the Company pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as FSA may reasonably request; provided, however, that the Company shall not be required to deliver any such items if provision by some other party to FSA is required under the Related Documents unless such other party wrongfully fails to deliver such item. The Company shall, upon the request of FSA, permit FSA or its authorized agents
            (A) to inspect the books and records of the Company as they may relate to the Securities, the Mortgage Loans, the obligations of the Company under the Transaction Documents, the Transaction and, but only following the occurrence of a Trigger Event, the Company's business; (B) to discuss the affairs, finances and accounts of the Company with the Chief Operating Officer and the Chief Financial Officer of the Company, no more frequently than annually unless a Trigger Event has occurred; and (C) upon the occurrence of a Trigger Event, to discuss the affairs, finances and accounts of the Company with the Company's independent accountants, provided that an officer of the Company shall have the right to be present during such discussions. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Company. In addition, the Company shall promptly (but in no case more than 30 days following issuance or receipt by the Commonly Controlled Entity) provide to FSA a copy of all correspondence between a Commonly Controlled Entity and the PBGC, IRS, Department of Labor or the administrators of a Multiemployer Plan relating to any Reportable Event or the underfunded status, termination or possible termination of a Plan or a Multiemployer Plan. The books and records of the Company will be maintained at the address of the Company designated herein for receipt of notices, unless the Company shall otherwise advise the parties hereto in writing.


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

                  (ii) The Company shall provide or cause to be provided to FSA an executed original copy of each document executed in connection with the Transaction within 30 days after the date of closing.

            (d) Compliance Certificate. The Company shall deliver to FSA within 90 days after the close of each fiscal year of the Company a certificate signed by an officer of the Company stating that:

                  (i) a review of the Company's performance under the
            Transaction Documents to which it is a party during such period has been made under such officer's supervision; and

                  (ii) to the best of such individual's knowledge following
            reasonable inquiry, no Trigger Event, Default or Event of Default has occurred, or if a Trigger Event, Default or Event of Default has occurred, specifying the nature thereof and, if the Company has a right to cure any such Default or Event of Default, stating in reasonable detail the steps, if any, being taken by the Company to cure such Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates.

            (e) Notice of Material Events. The Company shall promptly inform FSA in writing of the occurrence of any of the following:

                  (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation (A) with respect to a material portion of the Mortgage Loans or (B) in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Mortgage Loans;

                  (ii) any change in the location of the Company's principal office or any change in the location of the Company's books and records;

                  (iii) the occurrence of any Trigger Event, Default or Event of
            Default; or

                  (iv) any other event, circumstance or condition that has
            resulted, or has a material possibility of resulting, in a Material Adverse Change in respect of the Company.

            (f) Further Assurances. The Company shall, upon the request of FSA, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within thirty (30) days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents or to protect the interest of the Trustee, for the benefit of the Owners and FSA, in the Mortgage Loans, free and clear of all Liens and Restrictions on Transferability except the Lien in favor of the Trustee, for the benefit of the Owners and FSA, and the Restrictions on Transferability imposed by the Pooling and Servicing Agreement. In addition, the Company agrees to cooperate in good faith with S&P and Moody's in connection with any review of the Transaction which may be undertaken by S&P and Moody's after the date hereof.

            (g) Existence. The Company shall maintain its existence and shall at all times continue to be duly organized under the laws of the state of California and duly qualified and duly authorized (as described in Sections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its Articles of Incorporation and By-Laws.

            (h) Third-Party Beneficiary. The Company agrees that FSA shall have all rights of a third-party beneficiary in respect of the Pooling and Servicing Agreement and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of FSA.

      Section 2.04. [Intentionally Omitted.]

      Section 2.05. Negative Covenants of the Company. The Company hereby agrees that during the Term of the Agreement, unless FSA shall otherwise expressly consent in writing:

            (a) Restrictions on Liens. The Company shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or Restriction on Transferability on the Mortgage Loans except for the Lien in favor of the Trustee, for the benefit of the Owners and FSA, and the Restrictions on Transferability imposed by the Pooling and Servicing Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names the Company as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Mortgage Loans, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee, for the benefit of the Owners and FSA.

            (b) Impairment of Rights. The Company shall not take any action, or fail to take any action, if such action or failure to take action may (i) interfere with the enforcement of any rights under the Transaction Documents that are material to the rights, benefits or obligations of the Trustee, the Owners or FSA, (ii) result in a Material Adverse Change in respect of any Mortgage Loan or (iii) impair the ability of the Company to perform its obligations under the Transaction Documents.

            (c) Waiver, Amendments, Etc. The Company shall not waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of any of the Transaction Documents.

      Section 2.06. [Intentionally Omitted.]

                                   ARTICLE III

                   THE POLICY; REIMBURSEMENT; INDEMNIFICATION

      Section 3.01. Issuance of the Policy. FSA agrees to issue the Policy subject to satisfaction of the conditions precedent set forth in Appendix A hereto.

      Section 3.02. Payment of Fees and Premium.

            (a) Legal Fees. On the Date of Issuance, the Company shall pay or cause to be paid legal fees and disbursements incurred by FSA in connection with the issuance of the Policy pursuant to the terms of the Premium Letter.

            (b) Rating Agency Fees. The initial fees of S&P and Moody's with respect to the Securities and the transactions contemplated hereby shall be paid by the Company in full on the Date of Issuance, or otherwise provided for to the satisfaction of FSA. All periodic and subsequent fees of S&P or Moody's with respect to, and directly allocable to, the Securities shall be the responsibility of the Company. The fees for any other rating agency shall be paid by the party requesting such other agency's rating, unless such other agency is a substitute for S&P or Moody's in the event that S&P or Moody's is no longer rating the Securities, in which case the cost for such agency shall be the responsibility of the Company.

            (c) Auditors' Fees. In the event that FSA's auditors are required to provide information or any consent in connection with the Offering Document prepared prior to the Date of Issuance, fees therefor in an amount set forth in the Premium Letter shall be paid by the Company. The Company shall pay on demand any additional fees of FSA's auditors payable in respect of any Offering Document that are reasonably incurred after the Date of Issuance. It is understood that FSA's auditors shall not incur any additional fees in respect of future offering documents except at the request of or with the consent of the Company.

            (d) Premium. In consideration of the issuance by FSA of the Policy, FSA shall be entitled to receive the Premium as and when due in accordance with the terms of the Premium Letter (i) in the case of Premium due on or before the Date of Issuance, directly from the Company and (ii) in the case of Premium due after the Date of Issuance pursuant to Section 7.5 of the Pooling and Servicing Agreement. The Premium paid hereunder or under the Pooling and Servicing Agreement shall be nonrefundable without regard to whether FSA makes any payment under the Policy or any other circumstances relating to the Securities or provision being made for payment of the Securities prior to maturity.

      Section 3.03. Reimbursement and Additional Payment Obligation. The Company agrees to pay to FSA the following amounts as and when incurred:

            (a) a sum equal to the total of all amounts paid by FSA under the Policy;

            (b) any and all out-of-pocket charges, fees, costs and expenses which FSA may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (i) in the event of payments under the Policy, any accounts established to facilitate payments under the Policy, to the extent FSA has not been immediately reimbursed on the date that any amount is paid by FSA under the Policy, or other administrative expenses relating to such payments under the Policy, (ii) the enforcement, defense or preservation of any rights in respect of any of the Related Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any participant in the Transaction or any affiliate thereof) relating to any of the Related Documents, any party to any of the Related Documents or the Transaction,
      (iii) any amendment, waiver or other action with respect to, or related to, any Related Document whether or not executed or completed, and (iv) any review or investigation made by FSA in those circumstances where its approval or consent is sought under any of the Related Documents;

            (c) interest on any and all amounts described in Section 3.03 or
      Section 3.02(d) from the date due to FSA pursuant to the provisions hereof until payment thereof in full, payable to FSA at the Late Payment Rate per annum; and

            (d) any payments made by FSA on behalf of, or advanced to, the Company including, without limitation, any amounts payable by the Company pursuant to the Securities or any other Related Documents; and any payments made by FSA as, or in lieu of, any servicing, management, trustee, custodial or administrative fees payable, in the reasonable discretion of FSA to third parties in connection with the Transaction.

Notwithstanding any provision of this Section to the contrary, the payment obligations set forth herein shall be non-recourse obligations with respect to the Company and shall be payable only from monies available for such payment in accordance with the provisions of the Pooling and Servicing Agreement (except to the extent that any such payment obligation arises from a failure to perform or default of the Company or any affiliate thereof under any Transaction Document or by reason of gross negligence, willful misconduct or bad faith on the part of the Company in the performance of its duties and obligations thereunder or reckless disregard by the Company of its duties and obligations thereunder).

Section 3.04. Indemnification.

            (a) Indemnification by the Company. In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto or under law or in equity, the Company agrees to pay, and to protect, indemnify and save harmless, FSA and its officers, directors, shareholders, employees, agents and each Person, if any, who controls FSA within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Related Documents by reason of:

                  (i) the gross negligence, bad faith, willful misconduct,
            misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Company;

                  (ii) the breach by the Company of any representation, warranty or covenant under any of the Transaction Documents or the occurrence, in respect of the Company, under any of the Transaction Documents of any "event of default" or any event which, with the giving of notice or the lapse of time or both, would constitute any "event of default" with respect to the Company;

                  (iii) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims arise out of or are based upon any untrue statement or omission in information included in an Offering Document and furnished by FSA in writing expressly for use therein (all such information so furnished being referred to herein as "FSA Information"), it being understood that, in respect of the initial Offering Document, the FSA Information is limited to the information included under the caption "The Certificate Insurer" and the financial statements of FSA incorporated therein by reference.

            (b)   Intentionally Omitted.


            (c) Conduct of Actions or Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against FSA, any officer, director, shareholder, employee or agent of FSA or any Person controlling FSA (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which indemnity may be sought from the Company (the "Indemnifying Party") hereunder, FSA shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to FSA and the payment of all expenses. An Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if
      (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed, within a reasonable period of time, to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to FSA in any such action or proceeding or
      (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that
      (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and (B) the representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate or contrary to prudent practice (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by FSA). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, but, if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (c), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

            (d) Contribution. To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable for any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.

      Section 3.05. Subrogation. Subject only to the priority of payment provisions of the Pooling and Servicing Agreement, the Company acknowledges that, to the extent of any payment made by FSA pursuant to the Policy, FSA is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Owners to any moneys paid or payable in respect of the Securities under the Related Documents or otherwise. The Company agrees to such subrogation and, further, agrees to execute such instruments and to take such actions as, in the reasonable judgment of FSA, are necessary to evidence such subrogation and to perfect the rights of FSA to receive any moneys paid or payable in respect of the Securities under the Related Documents or otherwise.

                                   ARTICLE IV

                               FURTHER AGREEMENTS

      Section 4.01. Effective Date: Term of Agreement. This Insurance Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as FSA is no longer subject to a claim under the Policy and the Policy shall have been surrendered to FSA for cancellation and (b) all amounts payable to FSA and the Owners under the Related Documents and under the Securities have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03 and 3.04 hereof shall survive any termination of this Agreement.

      Section 4.02.  Obligations Absolute.

            (a) The payment obligations of the Company hereunder shall be absolute and unconditional, and shall be paid strictly in accordance with this Agreement under all circumstances irrespective of (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, any of the Related Documents, the Securities or the Policy; (ii) any exchange or release of any other obligations hereunder; (iii) the existence of any claim, setoff, defense, reduction, abatement or other right which the Company may have at any time against FSA or any other Person; (iv) any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect, including any failure to strictly comply with the terms of the Policy, or any statement therein being untrue or inaccurate in any respect; (v) any failure of the Company to receive the proceeds from the sale of the Securities; (vii) any breach by the Company of any representation, warranty or covenant contained in any of the Related Documents; or (viii) any other circumstances, other than payment in full, which might otherwise constitute a defense available to, or discharge of, the Company in respect of any Related Document.

            (b) The Company and any and all others who are now or may become liable for all or part of the obligations of the Company under this Agreement agree to be bound by this Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness, if any, and obligations evidenced by any Related Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder except as required by the Related Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Related Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Company; (v) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vi) consent to any and all extensions of time that may be granted by FSA with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (vii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

            (c) Nothing herein shall be construed as prohibiting the Company from pursuing any rights or remedies it may have against any Person other than FSA in a separate legal proceeding.

      Section 4.03.  Assignments; Reinsurance; Third-Party Rights.

            (a) This Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may not assign its rights under this Agreement, or delegate any of its duties hereunder, without the prior written consent of FSA. Any assignment made in violation of this Agreement shall be null and void.

            (b) FSA shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as FSA may in its discretion determine;

      provided, however, that no such participation or reinsurance agreement or arrangement shall relieve FSA of any of its obligations hereunder or under the Policy.

            (c) In addition, FSA shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of FSA in connection therewith any rights of FSA under the Related Documents or with respect to any real or personal property or other interests pledged to FSA, or in which FSA has a security interest, in connection with the Transaction.

            (d) Except as provided herein with respect to participants and reinsurers, nothing in this Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Owner, other than FSA, against the Company, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Trustee nor any Owner shall have any right to payment from any premiums paid or payable hereunder or from any other amounts paid by the Company pursuant to Section 3.02, 3.03 or 3.04 hereof.

      Section 4.04. Liability of FSA. Neither FSA nor any of its officers, directors or employees shall be liable or responsible for: (a) the use which may be made of the Policy by the Trustee or for any acts or omissions of the Trustee in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to FSA (or its Fiscal Agent) in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless FSA had actual knowledge thereof). In furtherance and not in limitation of the foregoing, FSA (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.

                                    ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

      Section 5.01. Events of Default. The occurrence of any of the following events shall constitute an Event of Default with respect to the Company hereunder:

            (a) any representation or warranty made by the Company under any of the Related Documents, or in any certificate or report furnished under any of the Related Documents, shall prove to be untrue or incorrect in any material respect; provided, however, that if the Company effectively cures any such defect in any representation or warranty under any Related Document, or certificate or report furnished under any Related Document, within the time period specified in the relevant Related Document as the cure period therefor, or, in respect of this Agreement, if the Company effectively cures any such defect in any representation or warranty hereunder, or certificate or report furnished hereunder, within thirty (30) days of notice to the Company or discovery thereof by the Company, such defect shall not in and of itself constitute an Event of Default hereunder;

            (b) (i) the Company shall fail to pay when due any amount payable by the Company under any of the Related Documents unless such amounts are paid in full within any applicable cure period explicitly provided for under the relevant Related Document; (ii) the Company shall have asserted that any of the Related Documents to which it is a party is not valid and binding on the parties thereto; or (iii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Related Documents or any property thereof shall find or rule that any material provision of any of the Related Documents is not valid and binding on the parties thereto;

            (c) the Company shall fail to perform or observe any other covenant or agreement contained in any of the Related Documents (except for the obligations described under clause (b) above) and such failure shall continue for a period of 30 days after written notice given it; provided, however, that, if such failure shall be of a nature that it cannot be cured within 30 days, such failure shall not constitute an Event of Default hereunder if within such 30-day period the Company shall have given notice to FSA of corrective action it proposes to take, which corrective action is agreed in writing by FSA to be satisfactory, such written agreement not to be unreasonably withheld, and the Company shall thereafter pursue such corrective action diligently until such default is cured;

            (d) the Company shall fail to pay its debts generally as they come due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute any proceeding seeking to adjudicate itself insolvent or seeking a liquidation, or shall take advantage of any insolvency act, or shall commence a case or other proceeding naming itself as debtor under the United States Bankruptcy Code or similar law, domestic or foreign, or a case or other proceeding shall be commenced against the Company under the United States Bankruptcy Code or similar law, domestic or foreign, or any proceeding shall be instituted against the Company seeking liquidation of its assets and the Company shall fail to take appropriate action resulting in the withdrawal or dismissal of such proceeding within 30 days or there shall be appointed or the Company shall consent to, or acquiesce in, the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Company or the whole or any substantial part of its properties or assets or the Company shall take any corporate action in furtherance of any of the foregoing; and

            (e) the occurrence of an "event of default" under any of the Related Documents.

      Section 5.02. Remedies: Waivers. (a) Upon the occurrence of an Event of Default, FSA may exercise any one or more of the rights and remedies set forth below:

            (i) exercise any rights and remedies available under the Related Documents with respect to the Company in its own capacity or in its capacity as the Person entitled to exercise the rights of the Owners in respect of the Securities; or

            (ii) take whatever action at law or in equity that may appear necessary or desirable in its judgment to enforce performance of any obligation of the Company under the Related Documents.

      (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Related Documents or existing at law or in equity. No delay or failure to exercise any right or power accruing under any Related Document upon the occurrence of any Event of Default or otherwise shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle FSA to exercise any remedy reserved to FSA in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Article.

      (c) If any proceeding has been commenced to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to FSA, then and in every such case the parties hereto shall, subject to any determination in such proceeding, be restored to their respective former positions hereunder, and, thereafter, all rights and remedies of FSA shall continue as though no such proceeding had been instituted.

      (d) FSA shall have the right, to be exercised in its complete discretion, to waive any covenant, Default or Event of Default by a writing setting forth the terms, conditions and extent of such waiver signed by FSA and delivered to the Company. Any such waiver may only be effected in a writing duly executed by FSA, and no other course of conduct shall constitute a waiver of any provision hereof. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence.

                                   ARTICLE VI

                                  MISCELLANEOUS

      Section 6.01. Amendments. Etc. This Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

      Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

      (a)   To FSA:           Financial Security Assurance Inc.
                              350 Park Avenue
                              New York, NY 10022
                              Attention: Surveillance Department
                              Re: Accredited Mortgage Loan Trust 1996-1
                              Mortgage Loan Asset-Backed Certificates,
                              Series 1996-1
                              Confirmation: (212) 826-0100
                              Telecopy Nos.: (212) 339-3518, (212) 339-3529
                              (in each case in which notice or other
                              communication to FSA refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of FSA to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General
                              Counsel and the Head--Financial Guaranty
                              Group and shall be marked to indicate
                              "URGENT MATERIAL ENCLOSED.")

      (b)   To the Trustee:   [Bankers Trust Company
                              Corporate Trust and Agency Group
                              Four Albany Street
                              New York, New York 10006
                              Attention: ____________________]

      (c)   To the Company:   Accredited Home Lenders, Inc.
                              15030 Avenue of Science, Suite 100
                              San Diego, California  92128
                              Attention: President and Executive Vice President

      A party may specify an additional or different address or addresses by writing mailed or delivered to the other party as aforesaid. All such notices and other communications shall be effective upon receipt.

      Section 6.03. Payment Procedure. In the event of any payment by FSA for which it is entitled to be reimbursed or indemnified as provided above, the Company agrees to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to FSA. All payments to be made to FSA under this Agreement shall be made to FSA in lawful currency of the United States of America in immediately available funds to the account number provided in the Premium Letter before 1:00 p.m. (New York, New York time) on the date when due or as FSA shall otherwise direct by written notice to the Company. In the event that the date of any payment to FSA or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to FSA under this Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.

      Section 6.04. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

      Section 6.05. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
NEW YORK.

      Section 6.06. Consent to Jurisdiction. (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER

JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE TRANSACTION DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

      (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

      (c) The Company hereby irrevocably appoints and designates CT Corporation System, whose address is 1633 Broadway, New York, New York 10019, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. The Company agrees that service of such process upon such Person shall constitute personal service of such process upon it.

      (d) Nothing contained in this Agreement shall limit or affect FSA's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against the Company or its property in the courts of any jurisdiction.

      Section 6.07. Consent of FSA. In the event that FSA's consent is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by FSA in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

      Section 6.08. Counterparts. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

      Section 6.09. Trial by Jury Waived. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE

TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS
WAIVER.

      Section 6.10. Limited Liability. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Securities or the Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement.

      Section 6.11. Entire Agreement. This Agreement, the Premium Letter and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                                    FINANCIAL SECURITY ASSURANCE INC.

                                    By /s/ Russell Brewer
                                      -----------------------------
                                       Authorized Officer



                                    ACCREDITED HOME LENDERS, INC.

                                    By /s/ Ray W. McKewon
                                      -----------------------------
                                       Authorized Officer

                                   APPENDIX I

                                   DEFINITIONS

      "Accumulated Funding Deficiency" shall have the meaning provided in
Section 412 of the Code and Section 302 of ERISA, whether or not waived.

      "Agreement" means this Insurance and Indemnity Agreement.

      "Business Day" means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the City of New York, New York, or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

      "Class B and Class R Certificates" means the Series 1996-1 Class B-1, Class B-2 and Class R Certificates issued under the Pooling and Servicing Agreement.

      "Closing Date" means September 27, 1996.

      "Code" means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Commission" means the Securities and Exchange Commission.

      "Commonly Controlled Entity" means the Company and each entity, whether or not incorporated, which is affiliated with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code.

      "Company" means Accredited Home Lenders, Inc. and its successors.

      "Date of Issuance" means the date on which the Policy is issued as specified therein.

      "Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

      "ERISA" means the Employee Retirement Income Security Act of 1974, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Event of Default" means any event of default specified in Section 5.01 of the Insurance Agreement.

      "Expiration Date" means the final date of the Term of the Policy, as specified in the Policy.

      "FSA" means Financial Security Assurance Inc., a New York stock insurance company, its successors and assigns.

      "Financial Statements" means with respect to the Company the balance sheets as of December 31, 1994 and 1995 and the statements of income, retained earnings and cash flows for the 12-month period then ended and the notes thereto and the balance sheet and the statement of income, retained earnings and cash flows for the fiscal quarter ended June 30, 1996 and the notes thereto.

      "Fiscal Agent" means the Fiscal Agent, if any, designated pursuant to the terms of the Policy.

      "Indemnification Agreement" means the Indemnification Agreement, dated as of September 23, 1996 among FSA, the Company and the Underwriter, as the same may be amended from time to time.

      "Insurance Agreement" means this Insurance and Indemnity Agreement dated as of September 1, 1996, between FSA and the Company, as the same may be amended from time to time.

      "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "IRS" means the Internal Revenue Service.

      "Late Payment Rate" means the lesser of (a) the then applicable highest rate of interest on the Securities and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

      "Lien" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind; or (b) any arrangement, express or implied, under which such property or assets are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

      "Material Adverse Change" means, (a) in respect of any Person, a material adverse change in the ability of such Person to perform its obligations under any of the Transaction Documents to which it is a party and (b) in respect of any Mortgage Loan, a material adverse change in (i) the value or marketability of such Mortgage Loan or (ii) the probability that amounts now or hereafter due in respect of such Mortgage Loan will be collected in full.

      "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by FSA.

      "Mortgage Documents" means the Mortgage Notes, Mortgages, assignments of Mortgages and other related documents required to be delivered to the Trustee pursuant to Section ____ of the Pooling and Servicing Agreement.

      "Mortgage Loan" has the meaning provided in the Pooling and Servicing Agreement.

      "Multiemployer Plan" means a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) in respect of which a Commonly Controlled Entity makes contributions or has liability.

      "Offering Document" means the Prospectus dated September 23, 1996 of the Company in respect of the Securities and any amendment or supplement thereto and any other offering document in respect of the Securities that makes reference to the Policy.

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency, corporation or instrumentality of the United States to which the duties and powers of the Pension Benefit Guaranty Corporation are transferred.

      "Person" means an individual, joint stock the Company, trust, unincorporated association, joint venture, corporation, business or owner trust, partnership or other organization or entity (whether governmental or private).

      "Plan" means any pension plan (other than a Multiemployer Plan) covered by Title IV of ERISA, which is maintained by a Commonly Controlled Entity or in respect of which a Commonly Controlled Entity has liability.

      "Policy" means the financial guaranty insurance policy, including any endorsements thereto, issued by FSA with respect to the Securities, substantially in the form attached as Annex I to this Agreement.

      "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of September 1, 1996, among the Company, as sponsor and master servicer, and the Trustee on behalf of FSA and the Owners, pursuant to which the Securities are to be issued and the Mortgage Loans are to be serviced and administered, as the same may be amended from time to time.

      "Premium" means the premium payable in accordance with Section 3.02 of this Insurance Agreement.

      "Premium Letter" means the side letter between FSA and the Company dated the date hereof in respect of the premium payable by the Company in consideration of the issuance of the Policy.

      "Prospectus" means the form of prospectus, as supplemented, relating to the Securities, as first filed with the Commission pursuant to Rule 424 under the Securities Act.

      "Related Documents" means the Transaction Documents and any documents, agreements, instruments, schedules, certificates, statements, cash flow schedules, number runs or other writings or data furnished to FSA by or on behalf of the Company with respect to either of them, or the Transaction.

      "Registration Statement" means the registration statement on Form S-3 (No. 33- 07219), including a form of prospectus, relating to the Securities, as amended to the date hereof.

      "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

      "Restrictions on Transferability" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise, any material condition to, or restriction on, the ability of such Person or any transferee therefrom to sell, assign, transfer or otherwise liquidate such property or assets in a commercially reasonable time and manner or which would otherwise materially deprive such Person or any transferee therefrom of the benefits of ownership of such property or assets.

      "Securities" means $92,121,000 of the Accredited Mortgage Loan Trust 1996-1 Mortgage Loan Asset-Backed Certificates, Series 1996-1, Class A-1 and Class A-2 Certificates issued pursuant to the Pooling and Servicing Agreement.

      "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "S&P" means Standard & Poor's Corporation, a New York corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by FSA.

      "Subsidiary" means, with respect to any Person, any corporation of which a majority of the outstanding shares of capital stock having ordinary voting power for the election of directors is at the time owned by such Person directly or through one or more Subsidiaries.

      "Term of the Agreement" shall be determined as provided in Section 4.01 of this Insurance Agreement.

      "Term of the Policy" has the meaning provided in the Policy.

      "Transaction" means the transaction contemplated by the Transaction Documents, including the transaction described in the Offering Document.

      "Transaction Documents" means this Insurance Agreement, the
Indemnification Agreement, the Pooling and Servicing Agreement, the Underwriting Agreement and the Premium Letter.

      "Trigger Event" means the occurrence of any one of the following: (a) an Event of Default under this Insurance Agreement has occurred and is continuing,
(b) any legal proceeding or binding arbitration is instituted with respect to the Transaction, (c) any governmental or administrative investigation, action or proceeding is instituted that would, if adversely decided, result in a Material Adverse Change in respect of the Company or of a material portion of the Mortgage Loans or (d) FSA pays a claim under the Policy.

      "Trust" has the meaning provided in the Pooling and Servicing Agreement.

      "Trustee" means Bankers Trust Company, a New York banking corporation, as trustee under the Pooling and Servicing Agreement, and any successor thereto as trustee under the Pooling and Servicing Agreement.

      "Trust Estate" has the meaning provided in the Pooling and Servicing Agreement.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Underfunded Plan" means any Plan that has an Underfunding.

      "Underfunding" means, with respect to any Plan, the excess, if any, of (a) the present value of all benefits under the Plan (based on the assumptions used to fund the Plan pursuant to Section 412 of the Code) as of the most recent valuation date over (b) the fair market value of the assets of such Plan as of such valuation date.

      "Underwriter" means any of Lehman Brothers Inc., or its parents, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or "controlling person" (as such item is used in the Securities Act) of any of the foregoing.

      "Underwriting Agreement" means the Underwriting Agreement between the Underwriter and the Company with respect to the offer and sale of the Securities, as the same may be amended from time to time.

                                   APPENDIX II

                               OPINIONS OF COUNSEL

            There shall be delivered to FSA opinions of counsel as follows:

                (i) opinions to the effect that the Securities have been duly issued, and the Transaction Documents have been duly executed and delivered and constitute legal, valid and binding obligations, enforceable in accordance with their respective terms;

               (ii) opinions as to compliance with applicable securities laws, including, but not limited to, opinions to the effect that:

                  (A) to the best of counsel's knowledge, no filing or
            registration with or notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation of the Transaction, except such as may be required and have been obtained under the Securities Act and state securities or "blue sky" laws;

                  (B) the Registration Statement is effective under the
            Securities Act and, to the best of counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission;

                  (C) the Trust Estate is not required to be registered under the Investment Company Act; and

                  (D) the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act;

              (iii) an opinion to the effect that (A) the Trustee is the owner of the Mortgage Loans, holding good and marketable title thereto; (B) the Mortgage Loans would not be included as part of the estate of the Company in the event of any receivership or insolvency proceedings in respect of the Company; and (C) the transfer of the Mortgage Loans by the Company to the Trustee would be characterized by a court of competent jurisdiction as sales of such Mortgage Loans and not as a borrowing by the Company or a relationship of joint ownership, partnership, joint venture or similar arrangement;

               (iv) an opinion to the effect that (A) the Trust Estate qualifies as a REMIC for federal income tax purposes; and (B) the Trust Estate will not be subject to income taxes in the State of New York.

                                   APPENDIX A
                      TO INSURANCE AND INDEMNITY AGREEMENT

                 CONDITIONS PRECEDENT TO ISSUANCE OF THE POLICY

            (a) Payment of Initial Premium and Expenses; Premium Letter. FSA shall have been paid, by or on behalf of the Company; a nonrefundable Premium and shall have been reimbursed, by or on behalf the Company, for other fees and expenses identified in Section 3.02 of the Agreement payable at closing as provided in the Premium Letter and FSA shall have received a fully executed copy of the Premium Letter.

            (b) Transaction Documents. FSA shall have received a copy of each of the Transaction Documents, in form and substance satisfactory to FSA, duly authorized, executed and delivered by each party thereto. Without limiting the foregoing, the provisions of the Pooling and Servicing Agreement relating to the payment to FSA of Premium due on the Policy and the reimbursement to FSA of amounts paid under the Policy shall be in form and substance acceptable to FSA in its sole discretion.

            (c) Certified Documents and Resolutions. FSA shall have received a copy of (i) the articles of incorporation and bylaws of the Company and (ii) the resolutions of the Company's Board of Directors authorizing the transfer of the Mortgage Loans to the Trust and the execution, delivery and performance by the Company of the Transaction Documents and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of the Company (which certificate shall state that such certificate of incorporation, bylaws and resolutions are in full force and effect without modification on the Date of Issuance).

            (d) Incumbency Certificate. FSA shall have received a certificate of the Secretary or an Assistant Secretary of the Company certifying the names and signatures of the officers of the Company authorized to execute and deliver the Transaction Documents and that shareholder consent to the execution and delivery of such documents is not necessary.

            (e) Representations and Warranties; Certificate. The representations and warranties of the Company in this Agreement shall be true and correct as of the Date of Issuance as if made on the Date of Issuance and FSA shall have received a certificate of appropriate officers of the Company to that effect.

            (f) Opinions of Counsel. FSA shall have received opinions of counsel addressed to FSA, Moody's and S&P in respect of the Company, the other parties to the Transaction Documents and the Transaction in form and substance satisfactory to FSA, addressing such matters as FSA may reasonably request, including without limitation, the items set forth in Appendix II hereto, and the counsel providing each such opinion shall have been instructed by its client to deliver such opinion to the addressees thereof.

            (g) Approvals, Etc. FSA shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, any approval of the shareholders of the Company required in connection with the Transaction.

            (h) No Litigation, Etc. No suit, action or other proceeding, investigation, or injunction or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the consummation of the Transaction.

            (i) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court which would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

            (j) Satisfaction of Conditions of Underwriting Agreement. All conditions in the Underwriting Agreement to the Underwriter's obligation to purchase the Securities shall have been satisfied.

            (k) Issuance of Ratings. FSA shall have received confirmation that the risk secured by the Policy constitutes an investment grade risk by S&P and an insurable risk by Moody's and that the Securities, when issued, will be rated "AAA" by S&P and "Aaa" by Moody's.

            (l) Delivery of Mortgage Documents. FSA shall have received evidence satisfactory to it that: (i) delivery has been made to the Trustee of the Mortgage Documents required to be so delivered pursuant to Section ____ of the Pooling and Servicing Agreement; and (ii) each Mortgage Note is endorsed as provided in Section ____ of the Pooling and Servicing Agreement.

            (m) No Default.  No Default or Event of Default shall have occurred.

            (n) Additional Items. FSA shall have received such other documents, instruments, approvals or opinions requested by FSA as may be reasonably necessary to effect the Transaction, including but not limited to evidence satisfactory to FSA that all conditions precedent, if any, in the Related Documents have been satisfied.